                          [letterhead of Armstrong Teasdale LLP]



                                      March 24, 1999


Engineered Support Systems, Inc.
1270 North Price Road
St. Louis, Missouri 63132

     Re:  Registration Statement on Form S-2 for up to 2,530,000 Shares of
          ----------------------------------------------------------------
          Common Stock
          ------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-2 (the
"Registration Statement") filed by Engineered Support Systems, Inc., a
Missouri corporation (the "Company"), with the Securities and Exchange Commission on March 9, 1999 (Registration No. 333-74135), as amended to the date hereof, in connection with the registration under the Securities
Act of 1933, as amended, of up to an aggregate of 2,530,000 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), of which (i) 2,000,000 shares are being offered by the Company, (ii) 200,000 shares are being offered by an existing stockholder (the "Selling Stockholder") and (iii) up to 330,000 additional shares may be offered by the Selling Stockholder and two other stockholders pursuant to an over-allotment option granted to the underwriters as set forth in the Registration Statement.

     As your counsel, we have examined the Company's Articles of Incorporation and Bylaws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Common Stock. Based upon the foregoing and in reliance thereon, we are of the opinion that:

     1. Subject to (i) compliance with applicable state securities laws and (ii) receipt from the Securities and Exchange Commission of an order declaring the Registration Statement effective, the 2,000,000 shares of Common Stock to be sold by the Company, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable;

     2. The 200,000 shares of Common Stock to be sold by the Selling Stockholder have been legally issued and are fully paid and nonassessable; and

     3. To the extent the underwriters' over-allotment option is exercised, the up to 330,000 additional shares of Common Stock to be sold by the Selling Stockholder and two other

Engineered Support Systems, Inc.
March 18, 1999
Page 2

stockholders pursuant to such option have been legally issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement.

                                    Very truly yours,


                                    /s/ ARMSTRONG TEASDALE LLP

                                    ARMSTRONG TEASDALE LLP